UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2015

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 18, 2015, United Therapeutics Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with AbbVie Ireland Unlimited Company (“AbbVie”), a wholly-owned subsidiary of AbbVie Inc.  Pursuant to the Agreement, the Company agreed to sell to AbbVie its Rare Pediatric Disease Priority Review Voucher (“PPRV”), which was awarded to the Company by the U.S. Food and Drug Administration in connection with the approval of UnituxinTM (dinutuximab) for the treatment of neuroblastoma, a rare pediatric disease. Upon closing, AbbVie will pay the Company $350,000,000 in cash in consideration for the PPRV. Closing of the transaction is subject to customary conditions, including the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Agreement contains customary representations, warranties and covenants.

The foregoing summary is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 19, 2015, the Company issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.  Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of August 18, 2015, by and between United Therapeutics Corporation and AbbVie Ireland Unlimited Company

99.1	Press Release dated August 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: August 19, 2015	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel